EXHIBIT 77 (C)

                MATTERS SUBMITTED TO A VOTE OF SECURITY HOLDERS

     VOTING RESULTS OF THE MATTERS SUBMITTED TO A VOTE OF THE PAX WORLD HIGH
         YIELD FUND SHAREHOLDERS AT THE PAX WORLD HIGH YIELD FUND ANNUAL
                   MEETING OF SHAREHOLDERS HELD JUNE 13, 2002.

              Quorum Needed: 50%; Outstanding Shares Voted: 72.62%

BOARD OF DIRECTORS: To elect five members to the Board of Directors, each to hold office until the next Annual Meeting of the Shareholders of the Fund or until a successor shall have been chosen and shall have qualified.

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 DIRECTOR/TRUSTEE                % FOR      % WITHHELD        PASSED
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 CARL H. DOERGE, JR.             99.23      0.77              Yes
 THOMAS W. GRANT                 99.21      0.79              Yes
 JAMES M. LARGE                  99.27      0.73              Yes
 LAURENCE A. SHADEK              99.24      0.76              Yes
 ESTHER J. WALLS                 99.29      0.71              Yes


 SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS: To ratify the selection by the Board of Directors of Pannell Kerr Forster PC as the independent public accountants of the Fund for the year ending December 31, 2002.

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 % FOR        % AGAINST         % ABSTAIN         PASSED
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 98.49        0.21              1.30              Yes

 IN THEIR DISCRETION, ON ALL OTHER BUSINESS: To transact such other business as may properly come before such annual meeting or any adjournment thereof.

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 % FOR        % AGAINST         % ABSTAIN         PASSED
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 87.97        9.55              2.48              Yes